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                                                                    EXHIBIT 10.6

                             CENTERPOINT ENERGY, INC
                         OUTSIDE DIRECTOR BENEFITS PLAN
                (As Amended and Restated Effective June 18, 2003)

                               First Amendment

      CenterPoint Energy, Inc., a Texas corporation, having established the CenterPoint Energy, Inc. Outside Director Benefits Plan, as amended and restated effective June 18, 2003, (the "Plan"), and having reserved the right under
Section 7.1 thereof to amend the Plan, does hereby amend Article IV of the Plan, effective as of January 1, 2004, to read as follows:

      "All Outside Directors serving in such capacity on or after January 1, 1992 shall be eligible to participate in the Plan, provided such service commenced prior to January 1, 2004. Any Outside Director whose service on the Board terminated prior to January 1, 1992 or commenced on or after January 1, 2004 shall not be eligible to participate in the Plan."

      IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 13th day of May, 2004, but effective as of January 1, 2004.


                                       CENTERPOINT ENERGY, INC.

                                       /s/ David M. McClanahan
                                       ---------------------------------
                                       David M. McClanahan
                                       President and Chief Executive Officer
ATTEST:

/s/ Richard Dauphin
-------------------------
Richard Dauphin
Assistant Secretary